                  HUDSON GENERAL CORPORATION AND SUBSIDIARIES

                 COMPUTATION OF EARNINGS PER SHARE INFORMATION

                PRIMARY - EARNINGS BEFORE CUMULATIVE EFFECT OF

              CHANGE IN THE METHOD OF ACCOUNTING FOR INCOME TAXES



                                                                  Three Months Ended          Six Months Ended
                                                                      December 31,              December 31,
                                                                  ------------------          -----------------
                                                                    1994     1993               1994      1993
                                                                  ------------------          -----------------
                                                                              (in thousands, except
                                                                                per share amounts)
Earnings before cumulative effect of change
   in the method of accounting for income taxes
   per share - primary  . . . . . . . . . . . . . . . . .          $ 633     $ 393             $ 868     $1,079
                                                                   =====     =====             =====     ======

Weighted average number of
   common and common equivalent
   shares outstanding  . . . . . . . . . . . . . . . . .           1,263     1,243             1,262      1,243
                                                                   =====     =====             =====      =====

Earnings before cumulative effect of change
   in the method of accounting for income taxes
   per common and common equivalent share - primary. . .           $ .50     $ .32             $ .69      $ .87
                                                                   =====     =====             =====      =====

                  HUDSON GENERAL CORPORATION AND SUBSIDIARIES

                 COMPUTATION OF EARNINGS PER SHARE INFORMATION

                             PRIMARY - NET EARNINGS

                                                                  Three Months Ended           Six Months Ended
                                                                     December 31,                December 31,
                                                                  ------------------          ------------------
                                                                    1994     1993               1994      1993
                                                                  ------------------          ------------------
                                                                              (in thousands, except
                                                                                per share amounts)

Net earnings for computing earnings
   per share - primary  . . . . . . . . . . . . . . . . .          $  633     $  393            $  868     $1,529
                                                                   ======     ======            ======     ======

Weighted average number of
   common and common equivalent
   shares outstanding . . . . . . . . . . . . . . . . . .           1,263      1,243             1,262      1,243
                                                                   ======     ======            ======     ======

Net earnings per common and
   common equivalent share - primary  . . . . . . . . . .          $  .50     $  .32            $  .69     $ 1.23
                                                                   ======     ======            ======     ======

                  HUDSON GENERAL CORPORATION AND SUBSIDIARIES

                 COMPUTATION OF EARNINGS PER SHARE INFORMATION

                  FULLY DILUTED - EARNINGS BEFORE CUMULATIVE

         EFFECT OF CHANGE IN THE METHOD OF ACCOUNTING FOR INCOME TAXES

                                                                 Three Months Ended            Six Months Ended
                                                                    December 31,                 December 31,
                                                                ---------------------        --------------------
                                                                  1994         1993            1994        1993
                                                                ---------------------        --------------------
                                                                               (in thousands, except
                                                                                 per share amounts)
Earnings before cumulative effect of change
   in the method of accounting for income taxes
   for computing earnings per share - primary . . . . . .        $  633       $  393          $  868      $1,079

Reduction of interest expense less applicable
   income taxes assuming conversion of 7% convertible
   subordinated debentures due 2011 . . . . . . . . . . .           286          286             573         573
                                                                 ------       ------          ------      ------

Earnings before cumulative effect of change in
   the method of accounting for income taxes for
   computing earnings per share - fully diluted . . . . .        $  919       $  679          $1,441      $1,652
                                                                 ======       ======          ======      ======

Weighted average number of common and
   common equivalent shares outstanding . . . . . . . . .         1,263        1,243           1,266       1,243

Addition from assumed conversion as of the beginning
   of each period of the 7% convertible subordinated
   debentures outstanding at the end of each period . . .           885          885             885         885
                                                                 ------       ------          ------      ------

Weighted average number of common and common
   equivalent shares outstanding on a fully
   diluted basis  . . . . . . . . . . . . . . . . . . . .         2,148        2,128           2,151       2,128
                                                                 ======       ======          ======      ======

Earnings before cumulative effect of change in the
   method of accounting for income taxes per common
   and common equivalent share - fully diluted  . . . . .        $  .43       $  .32          $  .67      $  .78
                                                                 ======       ======          ======      ======

                  HUDSON GENERAL CORPORATION AND SUBSIDIARIES

                 COMPUTATION OF EARNINGS PER SHARE INFORMATION

                         FULLY DILUTED - NET EARNINGS


                                                                    Three Months Ended          Six Months Ended
                                                                        December 31,              December 31,
                                                                   ---------------------     ----------------------
                                                                     1994         1993         1994          1993
                                                                   ---------------------     ----------------------
                                                                               (in thousands, except
                                                                                 per share amounts)
Net earnings for computing
  earnings per share - primary . . . . . . . . . . . . . .           $  633       $  393       $  868        $1,529

Reduction of interest expense less applicable income
  taxes assuming conversion of 7% convertible
  subordinated debentures due 2011 . . . . . . . . . . .                286          286          573           573
                                                                     ------       ------       ------        ------

Net earnings for computing earnings
  per share - fully diluted  . . . . . . . . . . . . . . .           $  919       $  679       $1,441        $2,102
                                                                     ======       ======       ======        ======

Weighted average number of common and common
  equivalent shares outstanding  . . . . . . . . . . . .              1,263        1,243        1,266         1,243

Addition from assumed conversion as of the beginning
  of each period of the 7% convertible subordinated
  debentures outstanding at the end of each period . . .                885          885          885           885
                                                                     ------       ------       ------        ------

Weighted average number of common and common
  equivalent shares outstanding on a fully diluted
  basis  . . . . . . . . . . . . . . . . . . . . . . . .              2,148        2,128        2,151         2,128
                                                                     ======      =======       ======        ======

Net earnings per common and
  common equivalent share - fully diluted  . . . . . . . .           $  .43       $  .32       $  .67        $  .99
                                                                     ======       ======       ======        ======